                                   FORM 8-K



                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                CURRENT REPORT



                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



       Date of Report (date of earliest event Reported) April 17, 1995
                                                        --------------




                        THE COLUMBIA GAS SYSTEM, INC.
                        -----------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                    1-1098            13--1594808
- - ----------------------------        -----------     -------------------
(State of other jurisdiction        (Commission       (IRS Employer
      of incorporation)             File Number)    Identification No.)


               20 Montchanin Road, Wilmington, Delaware  19807
               -----------------------------------------------
                   (Address of principal executive offices)


      Registrant's telephone number, including area code (302) 429-5000
                                                         --------------
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Item 5.  Other Events

                 Information contained in a News Release dated
April 17, 1995, is incorporated herein by reference.

                                   SIGNATURE


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    The Columbia Gas System, Inc.
                                    -----------------------------
                                             (Registrant)




                                    By     /s/ R. E. Lowe
                                      ---------------------------
                                               R.E. Lowe
                                               Vice President and
                                               Controller

Date:  April 17, 1995
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Contacts:          Media -           H. W. Chaddock (302) 429-5261
                                     W. R. McLaughlin (302) 429-5443
                Analysts -           T. L. Hughes (302) 429-5363
                                     K. P. Murphy (302) 429-5471


FOR IMMEDIATE RELEASE                                         April 17, 1995



        COLUMBIA GAS SYSTEM, COLUMBIA TRANSMISSION FILE CHAPTER 11 PLANS OF REORGANIZATION; ANTICIPATE YEAR END DISTRIBUTIONS TO CREDITORS



                 WILMINGTON, DEL. -- The Columbia Gas System, Inc. (NYSE:CG), and its principal pipeline subsidiary, Columbia Gas Transmission Corporation, today filed separate reorganization plans and disclosure statements with the U.
S. Bankruptcy Court for the District of Delaware.

                 The Parent Company plan proposes total distributions of approximately $3.6 billion to its creditors, which includes $2.3 billion in payment of the Corporation's pre-petition debt and $1.1 billion of interest on that debt.

                 Columbia Transmission's filing, which is supported financially by the Parent Company, amends the plan it filed January 18, 1994, and proposes a total distribution of approximately $3.9 billion to its creditors, including approximately $2.2 billion to the Parent Company to resolve its secured and unsecured debt claims; about $1.2 billion to resolve producer claims, and about $300 million to resolve other third party claims.

                 The two companies, which have been operating as debtors-in-possession since July 31, 1991, also asked the Bankruptcy Court to extend their exclusive periods for filing plans to October 16, 1995, and soliciting acceptances to December 18, 1995.

                 Distributions under the two plans are projected to take place prior to December 31, 1995. Columbia Gas System Chairman and CEO John H. Croom said he is optimistic that all necessary creditor, judicial, regulatory and shareholder approvals for the plans can be obtained by that date. He also said he expects the Corporation will emerge with investment-grade debt ratings.
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                                     - 2 -

                 Croom expressed confidence that the required majorities of creditors of each company and the Parent Company's shareholders "will vote to approve the plans, recognizing they represent balanced business solutions to the complex bankruptcy proceedings."

                             SETTLEMENT AGREEMENTS

                 The plans incorporate terms of an agreement in principle reached with virtually all of Columbia Transmission's major producer creditors and a settlement with its firm service customers.

                 The producer agreement, which is expected to be filed with the Bankruptcy Court this week, reflects settlements and minimum distributions for claims filed against Columbia Transmission by 18 major gas producers and a group of Appalachian producers. These producers represent in excess of 80 percent of the approximately $1.2 billion that Columbia Transmission's reorganization plan proposes to distribute to producer creditors to resolve all producer claims. Producers who reject the settlement offers will be free to litigate their claims and will receive the same percentage payout on their claims, when and if ultimately allowed, as received by the settling producers.

                 The producer agreement in principle requires that the Bankruptcy Court approve the claim settlements by October 27, 1995 and that distributions under the plan occur by June 28, 1996.

                 The plan also incorporates a major settlement between Columbia Transmission and its firm service customers on numerous Order 636 transition cost, rate and bankruptcy matters. The agreement also has wide support from state regulatory commissions and consumer advocates. The settlement will be filed with the Federal Energy Regulatory Commission today.

                              PARENT COMPANY PLAN

                 The Parent Company plan proposes paying creditors the full amount of their principal balances and accrued pre- petition interest, post-petition interest and interest on overdue interest through distribution of:

                 - About $900 million in cash, to be funded by new bank debt;

                 - About $2.1 billion in new debt securities, with maturities ranging from five to 30 years; and

                 - About $200 million in preferred stock and $200 million in dividend enhanced convertible securities.
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                                     - 3 -

                 The interest rate on the proposed new debt securities and the dividend rates and other financial terms of the proposed new equity securities will be based on market levels at the time of emergence.

                           COLUMBIA TRANSMISSION PLAN

                 The distribution of approximately $3.9 billion proposed in Columbia Transmission's amended plan reflects a comprehensive settlement. This settlement monetizes the enterprise value of Columbia Transmission and provides for a Parent Company guarantee of all third party distributions required under the plan, including the customer settlement, along with other considerations for the retention of Columbia Transmission as a wholly-owned subsidiary of the Parent Company and the resolution of litigation over the intercompany claims, producer and other creditor claims and various other issues.

                 Confirmation of the plan would terminate pending litigation challenging the status of secured and unsecured debt Columbia Transmission owes the Parent Company and certain other intercompany transactions.

                 Columbia Transmission's amended plan proposes paying:

                 - 100 percent of all priority and administrative claims which amount to approximately $255 million;

                 - 100 percent of the Parent Company's secured claim of approximately $2 billion, including interest, which will be funded with new debt securities of reorganized Columbia Transmission and all of its equity;

                 - 100 percent of all unsecured claims of $25,000 or less which amount to approximately $8 million;

                 - Approximately $40 million which represents 72.5 percent of all trade and other miscellaneous unsecured creditor claims in excess of $25,000;

                 - Approximately $160 million in customer refunds as provided under terms of the settlement agreement between Columbia Transmission and its firm service customers and certain other parties;

                 - 72.5 percent of the Parent Company's $351 million unsecured claim; and

                 - 72.5 percent of the settlement values listed in the plan to resolve claims filed by producers whose gas supply contracts were rejected or who have pre-petition claims under
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                                     - 4 -

those contracts in excess of $25,000. Total payout to producers is projected to be about $1.2 billion.

                 The precise level of the distributions to producers and their total amount depends on the ultimate outcome of litigation with producers who decline the settlements offered to them in Columbia Transmission's plan and establish claims that are higher or lower that those projected in the plan.

                 Columbia Transmission's plan provides that until the total amount of contested producer claims is established, five percent of the amount distributable to all settling producer claimants will be withheld. This will be used on a 50/50 basis with a like contribution by reorganized Columbia Transmission to fund distributions on contested producer claims in excess of those contemplated by the plan. Any recoveries after the holdback fund is exhausted would be funded entirely by Columbia Transmission, backed by the Parent Company's guarantee.

                                APPROVAL PROCESS

                 The next steps in the bankruptcy process are for the Bankruptcy Court to approve the producer settlement and the customer settlement and the two companies' disclosure statements. In addition, the Parent Company plan and the Parent Company's financial participation in Columbia
Transmission's plan require Securities and Exchange Commission approval under the Public Utility Holding Company Act. FERC approval of the customer settlement is also necessary.

                 After obtaining these approvals, some of which can occur concurrently, the Parent Company will send a copy of its reorganization plan and disclosure statement and a report of the SEC to each of its creditors and shareholders for voting purposes. Columbia Transmission will also send its reorganization plan and disclosure statement to its creditors for voting purposes. The companies believe that all regulatory, judicial, creditor and shareholder approvals can be obtained in order that distributions can take place prior to December 31, 1995.

                 The Columbia Gas System, Inc., is one of the nation's largest natural gas systems. Subsidiary companies are engaged in the exploration, production, purchase, storage, transmission and distribution of natural gas and other energy operations such as cogeneration.

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